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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 22, 1999



                          ORBITAL SCIENCES CORPORATION

           Delaware                       0-18287                06-1209561
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(State or other jurisdiction of       (Commission File        (I.R.S. Employer
incorporation or organization)            Number)            Identification No.)

                            21700 Atlantic Boulevard
                             Dulles, Virginia 20166
                                 (703) 406-5000
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                     (Address of principal executive offices)         (Zip Code)


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ITEM 5.       OTHER EVENTS

       MDA Transaction

       On December 22, 1999, we sold approximately one-third of the stock of our Canadian subsidiary, MacDonald, Dettwiler and Associates Ltd. ("MDA"), to third party investors (the "Investors") for gross proceeds of $75,000,000. We continue to own approximately 67% of MDA and will continue to control its operations and consolidate its financial results. In connection with the transaction, the Investors also received an option to purchase additional MDA shares, or to cause a sale of MDA, in certain circumstances, including (i) if an initial public offering of MDA does not occur on or before June 22, 2002 or (ii) if certain bankruptcy events involving Orbital occur. In addition, under certain circumstances, including clause (i) above, the Investors will have the right to exchange their MDA stock for common stock of Orbital pursuant to a specified formula as set forth in an Exchange and Registration Rights Agreement, a copy of which is attached as an Exhibit hereto.

       Bank Matters

       On November 30, 1999, we amended and restated our security agreement and entered into certain pledge and intellectual property security agreements with the syndicate of banks under our primary credit facility and provided them with additional collateral, including a pledge of the stock of certain subsidiaries, such as MDA, and certain other assets.

       In December 1999, we amended our primary credit facility to obtain the banks' consent with respect to certain aspects of the MDA transaction. We agreed to pay down the credit facility with $22,000,000 of the proceeds from the MDA transaction, which reduced our total outstanding borrowings, and the total committed amount, to $165,000,000. In addition, $10,000,000 of the proceeds from the MDA transaction was deposited in a restricted account. That money is available to Orbital to the extent Orbital's cash balances drop below $10,000,000 and in certain other circumstances. We are required by the amendment to reduce outstanding borrowings and the credit available to $125,000,000 by August 1, 2000, and to apply toward this reduction a portion of the net proceeds that we receive from any future asset sales or equity issuances by Orbital or our U.S. wholly owned subsidiaries. We also agreed to use commercially reasonable efforts to obtain all necessary consents to the pledge to the banks of our shares in our subsidiary, Magellan Corporation.

       The amendment also reset covenants on leverage, minimum consolidated net worth and fixed charges and waived any defaults arising from our noncompliance with those covenants. The waiver expires on February 22, 2000. We intend to restructure the credit facility by that time, although there can be no assurance that


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we will be successful. A copy of the amendment (as well as several previous amendments) is attached as an Exhibit hereto.

ITEM 7.       EXHIBITS

                                               Exhibit                                                               No.
                                               -------                                                               ---
       (c)(i)  Exchange and Registration Rights Agreement dated as of December 22, 1999                             10.25

         (ii)  Amendment No. 5 to Third Amended and Restated Credit and Reimbursement Agreement dated as
               of September 30, 1999                                                                                10.26

        (iii)  Amendment No. 6 to Third Amended and Restated Credit and Reimbursement Agreement dated as
               of December 21, 1999                                                                                 10.27

         (iv)  Second Amended and Restated Security Agreement dated as of November 30, 1999                         10.28

          (v)  Pledge Agreement dated as of November 30, 1999                                                       10.29

         (vi)  Eighth Amendment, dated as of December 21, 1999, to Note Agreement, dated as of June 14,
               1995 between Orbital and Northwestern Mutual Life Insurance Company                                  10.30






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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ORBITAL SCIENCES CORPORATION

Date:  January 7, 2000                   By: /s/ Jeffrey V. Pirone
                                             ---------------------
                                             Jeffrey V. Pirone
                                             Executive Vice President and
                                                Chief Financial Officer


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                                  EXHIBIT INDEX

                                                Exhibit                                                             No.
                                                -------                                                             ---
              Exchange and Registration Rights Agreement dated as of December 22, 1999                             10.25

              Amendment No. 5 to Third Amended and Restated Credit and Reimbursement Agreement dated as
              of September 30, 1999                                                                                10.26

              Amendment No. 6 to Third Amended and Restated Credit and Reimbursement Agreement dated as
              of December 21, 1999                                                                                 10.27

              Second Amended and Restated Security Agreement dated as of November 30, 1999                         10.28

              Pledge Agreement dated as of November 30, 1999                                                       10.29

              Eighth Amendment, dated as of December 21, 1999, to Note Agreement, dated as of June 14,
              1995 between Orbital and Northwestern Mutual Life Insurance Company                                  10.30